EXHIBIT 32.2
                                                                    ------------

                  Certification of Principal Financial Officer
                       Pursuant to 18 U.S.C. Section 1350,
                             As Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Snap-on Incorporated (the "Company") on Form 10-Q for the period ending September 27, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Martin M. Ellen as Principal Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Martin M. Ellen
---------------------------
Martin M. Ellen
Principal Financial Officer
October 29, 2003












A signed original of this written statement required by Section 906 has been provided to Snap-on Incorporated and will be retained by Snap-on Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.